EXHIBIT 32

CERTIFICATIONS OF
NORTHPORT NETWORK SYSTEMS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Northport Network Systems, Inc.’s Annual Report on Form 10-Q for the Quarterly Period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2011

BY:	/s/ Yan Zhao
Yan Zhao
Chief Executive Officer
BY:	/s/ Jim Howell Qian
Jim Howell Qian
Chief Financial Officer